Exhibit 10.45

LEASE AGREEMENT

      THIS LEASE AGREEMENT is entered into as of the 10th day of July, 2001, by and between TRANSTECHNOLOGY CORPORATION, a Delaware corporation (hereinafter called “Landlord”), whose address for purposes hereof is 150 Allen Road, Liberty Comer, NJ 07938, and BREEZE INDUSTRIAL PRODUCTS CORPORATION a Delaware corporation (hereinafter called “Tenant”), whose address for purposes hereof is 100 Spear Street, Suite 310, San Francisco, CA 94105.

      1. DEFINITIONS.

      (a) “Basic Rental”: Those amounts set forth on the Basic Rental Schedule, attached hereto and made a part hereof for all purposes as Exhibit A.

      (c) “Commencement Date”: July 10, 2001.

      (d) “Lease Term”: The initial term (the “Initial Term”) shall be the period commencing on the Commencement Date and continuing for five (5) years. Provided that Tenant is not then in default hereunder beyond any applicable cure period, Tenant shall have the option to renew this Lease for op to four (4) additional consecutive periods of five (5) years each (each, a “Renewal Term, collective, the “Renewal Terms”). All the same terms and conditions of this Lease that apply during the Initial Term shall apply during any Renewal Term, if exercised. Tenant shall exercise a Renewal Term by giving written notice of exercise to Landlord no less than one hundred and eighty days (180) prior to the end of the Initial Term or any Renewal Term, as the case may be. “Lease Term” shall include, where appropriate, the Initial Term and any exercised Renewal Term.

      (e) “Permitted Use”: Heavy industrial manufacturing, machining, stamping, resistance and tig welding, roll-forming, fabricating, general office, distribution, sales and related uses thereto, including, without limitation, the activities conducted on the Premises on the date hereof.

      (f) “Premises”: The land and buildings generally outlined on Exhibit B attached hereto and made a part hereof, consisting of approximately 9.904 acres and approximately 137,191 rentable square feet, commonly known as 3582 Tunnelton Road, Saltsburg, Pennsylvania.

      2. LEASE GRANT.

      Landlord does hereby lease, demise and let unto Tenant the Premises commencing on the Commencement Date and ending on the past day of the Lease Term, unless this lease is sooner terminated or extended as herein provided.

      3. LEASE TERM.

      This Lease shall continue in force during a period beginning on Commencement Date and continuing until the, expiration of the Lease Term, unless this Lease is sooner terminated or extended to a later date under any other term or-provision hereof.

      4. RENT.

      (a) In consideration of this Lease, Tenant promises and agrees to pay Landlord the Basic Rental without deduction, or set off except as provided herein, for each month of the Lease Term. One such monthly installment shall be payable by Tenant to Landlord contemporaneously with the execution of this Lease, and a like monthly installment of the Basic Rental as provided for in Exhibit A shall be due and payable without demand, beginning on the first day of the calendar month following the expiration of the initial partial calendar month of the Lease Term; and continuing thereafter on or before the first day of each succeeding calendar month during the Lease Tenn. In the event any installment of the Basic Rental, or any other sums which become owing by Tenant to Landlord under the provisions hereof are not received within fifteen (15) days after the due date thereof (without in any way implying Landlord’s consent to such late payment), Tenant, to the extent permitted by law, agrees to pay, in addition to said installment of the Basic Rental or such other sums owed, a late payment charge equal to two percent (2%) of the installment of the Basic Rental or such other sums owed. Notwithstanding the foregoing, the foregoing late charges shall not apply to any sums which may have been advanced by Landlord to or for the benefit of Tenant pursuant to the provisions of this Lease, it being understood that such sums shall bear interest, which Tenant hereby agrees to pay to Landlord, at an interest rate equal to the imputed rate as recognized by the Internal Revenue Service to be charged Tenant for the use of forbearance of such money.

      (b) Except as expressly set forth herein, this is an absolutely net lease to landlord. It is the intent of the parties hereto that the Basic Rental payable under this Lease shall be an absolutely net return to Landlord and that Tenant shall pay all costs and expenses relating to the Premises and the business carried on therein, unless otherwise expressly provided in this Lease. Any amount or obligation herein relating to the Premises which is not expressly declared to be that of Landlord or which is an Excluded Liability (as defined in the Asset Purchase and Sale Agreement dated June 29, 2001 between Landlord and Tenant (the “Asset P&S Agreement”)) shall be deemed to be an obligation of Tenant to be performed by Tenant at Tenant’s expense.

      5. TAXES AND ASSESSMENTS.

      (a) Tenant agrees to pay all Taxes (as hereinafter defined) against the Premises becoming a lien during the term of the Lease and a pro rata portion of the installments of Taxes which become a lien in the years in which the Commencement Date and expiration date of this Lease occur, such pro rata share to be determined as of the Commencement Date and expiration date in accordance with the customary method of prorating real estate taxes in Indiana County, Pennsylvania. Tenant shall not be obligated to pay any installment of any special assessment that may be assessed, levied or confirmed during the term of this Lease, but does not fall due and is not required to be paid until after the expiration of this Lease, except for a pro rata share of the installments becoming payable following the expiration of the Lease attributable to a period falling within the Lease Term.

      (b) As used in this Lease, the term “Taxes” means all taxes, assessments and levies (but specifically excluding any costs or charges in connection with environmental claims for which Landlord is responsible pursuant to Section 11 of this’ Lease or for which the Seller is responsible for under the Asset P&S Agreement), whether general or special, ordinary or extraordinary, of every nature or kind whatsoever that may be taxed, charged, assessed, levied or imposed at any time during the term of this Lease by any governmental authority upon or against (i) the Premises, (ii) the rent or other sums payable by Tenant under this Lease or (iii) this Lease or the leasehold estate created by this Lease. Tenant shall not be required to pay any franchise, estate, inheritance, transfer, income or similar tax of Landlord unless that tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy that Tenant is required to pay pursuant to this Section 5.

      (c) Tenant shall pay the Taxes prior to delinquency. Proof of payment shall be delivered promptly to Landlord. If Tenant fails to pay any Taxes by the due date, then, in addition to any other remedy of Landlord, Landlord may (but shall not be obligated to) pay the same plus any penalties or interest, and Tenant shall reimburse Landlord for all amounts so paid within ten (10) days after Landlord notifies Tenant of the payment, with interest as provided in Section 4 of this Lease.

      6. UTILITIES.

      Tenant shall pay, when due, all charges, assessments and fees for all utilities used or consumed on the Premises, including, but not limited to electricity, gas, water, sewer, cable, fiber optics, telephone and trash collection.

      7. OPERATING EXPENSES.

      Except as otherwise provided in this Lease, Tenant will be responsible for and pay for all operating expenses with respect to the maintenance, repair, replacement and operation of the Premises and all improvements thereon, including but not limited to, Insurance (as hereinafter defined), Taxes, snow removal, parking, lot maintenance, lawn and landscape maintenance and all other maintenance, repairs and replacements to all portions of the Premises, including but not limited to dock equipment and electrical, plumbing, heating ventilation and air conditioning (“HVAC”) systems, excluding any damage caused by Landlord or its agents and employees. Such maintenance, repair and replacement shall be done in a good and workmanlike manner, with materials of a quality at least equal to that which exists as of the Commencement Date. Subject to the obligations of Landlord or provided herein, Tenant shall keep the Premises in a neat and good condition, ordinary wear and tear and damage by fire or other casualty excepted. Tenant agrees to finish and pay for any and all janitorial services, trash collection and other similar services relating to the maintenance and sanitation of the Premises on a regular basis. Tenant shall contract with a reputable HVAC contractor approved by Landlord for the routine maintenance and repair of the HVAC systems.

      8. INSURANCE.

      (a) During the entire term of this Lease, Tenant shall cause the Premises and any other improvements value thereon to be insured for the full replacement value thereof against the hazards covered by the standard policy of all risks or special peril insurance. In addition, Tenant shall obtain plate glass, boiler and machinery, workers compensation, business interruption and other insurance reasonably requested by Landlord (the “Required Insurance”). Landlord shall also be named as an additional insured on the Commercial General Liability policy and as an additional insured and loss payee on all property and casualty coverages required herein. The Required Insurance shall be written by companies of recognized financial standard authorized to do insurance business in the Commonwealth of Pennsylvania and reasonably satisfactory to Landlord.

      (b) Liability Insurance. Tenant agrees to carry Commercial General Liability insurance against claims for bodily injury, death or property damage covering the Premises and adjoining streets and sidewalks and providing coverage with maximum limits of liability of not less than $2,000,000.00 for personal injury or demand property damage in any one occurrence, $5,000,000.00 in the aggregate per policy year, naming Landlord as additional insured.

      (c) Worker’s Compensation. Tenant agrees to carry Worker’s Compensation insurance at the minimum statutory amount.

      (d) Personal Property. Tenant shall bear the risk of all loss of contents contained on the Premises, including but not limited to all goods, products, property or equipment owned or belonging to Tenant or which ii or may be used, consumed, or stored on the Premises and shall defend, indemnify and hold harmless Landlord related to such loss.

      (e) Cancellation. All policies of insurance evidencing the coverage required by this Section 8 (collectively, “Insurance”) shall contain it provision that thirty (30) days prior written notice will be provided to both Landlord and Tenant in the event of cancellation, non-renewal or material change in the insurance coverage, and that any loss otherwise payable under the insurance policy shall be payable notwithstanding any act or negligence of Landlord or Tenant that might, absent such agreement, result in a forfeiture of all or part of the insurance proceeds.

      (f) Certificate of Insurance. Tenant shall furnish to Landlord, prior to the Commencement Date and thereafter upon Landlord’s request, not to exceed one request per year, policies or certificates evidencing such coverage.

      (g) Tenant Failure. If Tenant fails to effect, maintain or renew any Insurance, or to pay the premium for the same, or to deliver to Landlord any required certificates, then, in addition to any other remedy available to Landlord, Landlord may (but shall not be obligated to), upon five (5) days prior written notice to Tenant, procure such insurance. Tenant shall reimburse Landlord for all amounts so paid within ten (10) days after Landlord notifies Tenant of any such payment.

      (h) Blanket Coverage. Tenant may maintain the coverages required by this Section under blanket policies covering the Premises and other locations owned or operated by the Tenant or an affiliate of the Tenant if the terms of such blanket policies otherwise comply with the provisions of this Section and contain specific coverage allocations in respect of the Premises complying with the provisions of this Section.

      9. LANDLORD’S REPRESENTATIONS AND WARRANTIES.

      Landlord warrants and represents to Tenant that:

      (a) Landlord has full right and power to execute and perform this Lease and to grant the estate demised herein and that Tenant, on payment of the Rent and performance of the covenants and agreements hereof, shall peaceably and quietly have, hold and enjoy the Premises.

      (b) Landlord owns fee simple title to the Property, free and clear of any liens, encumbrances, restrictions and violations (or claims or notices thereof), except as set forth on Exhibit C attached hereto and incorporated herein. The Premises have direct access to a public street adjoining the Premises or has access to a public street via insurable easements benefiting the Premises, and such access is not dependent on any land or other real property interest which is not included in the leased Premises. No portion of the Property is located in a flood hazard area (as defined by the Federal Emergency Management Agency).

      (c) All necessary or appropriate governmental consents, permits and approvals for the use and occupancy of the Premises by Tenant as an office/warehouse/industrial building have been obtained by Landlord.

      (d) The location of the buildings and other improvements on the Premises comply in all material respects with (i) all applicable building, environmental and zoning laws, regulations and ordinances and (ii) all other applicable laws, rules, regulations and ordinances, including without limitation, the provisions of the Americans With Disabilities Act.

      10. USE.

      Tenant shall use the Premises only for the Permitted Use. Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose which is unlawful in part or in whole.

      11. ENVIRONMENTAL.

      (a) Landlord’s Environmental Representation. Except as set forth on Exhibit C, as relates to or affects the Premises: (i) Landlord has complied and is in compliance with all Environmental Requirements; (ii) Landlord has not received any oral or written notice of any violation of, or any liability (contingent or otherwise), including without limitations any corrective or remedial obligation under, any Environmental Requirements; (iii) no facts, events or circumstances, including without limitation any on-site or off-site disposal or release of, or contamination- by, Hazardous Material, have or could give rise to any liability or corrective or remedial obligation under any Environmental Requirements; and (iv) the Premises is free of any liens or other encumbrances arising under Environmental Requirements.

      (b) Environmental Indemnification by Landlord. Landlord shall indemnify and save harmless Tenant and its offers, employees and agents harmless from any fine, suit, claim, action, liability, damage, loss, cost or expense, including, without limitation, reasonable attorney’s fees and court costs, of any kind (collectively “Leases”) arising out of or in any way connected with

(i) a breach by Landlord of its representations or obligations under this Section 11; (ii) any spills, releases, disposal or discharges of, or contamination by, Hazardous Materials at, onto, beneath, from or affecting the Premises, whenever caused, arising or occurring, except to the extent caused by the operation, enjoyment or use of the Premises by Tenant or its employees or agents after the Commencement Date; (iii) failure by the Landlord to comply with applicable Environmental Requirements; and (iv) failure of the Premises or of any other person or entity prior to the Commencement Date, to comply with Environmental Requirements.

      (c) Environmental Indemnification by Tenant. Tenant shall indemnify and save harmless Landlord from a Losses arising out of or in any way connected with (i) a breach by Tenant of its obligations under this Section 11; (ii) any spills, releases, disposal or discharges of Hazardous Materials at, onto or from the Premises to the extent caused by the operation, enjoyment or use of the Premises by Tenant or its employees or its agents after the Commencement Date; and (iii) Tenant’s failure to comply with applicable Environmental Requirements with respect to its operation, enjoyment or use of the Premises after the Commencement Date.

      (d) Notification by Landlord. Landlord shall promptly notify Tenant upon becoming aware of (i) any claims or demands, or any enforcement, cleanup or other regulatory or judicial action, threatened, made, or initiated against Landlord or relating to the Premises pursuant to Environmental Requirements, including without, limitation those relating to the presence or release of any Hazardous Material on the Premises or the migration thereof from or to any other property; and (ii) the imposition of any lien on the Premises.

      As used herein, the term “Environmental Requirements” shall mean all federal, state and local statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law in each case conceiving worker health and safety, pollution or protection of the environment, as the foregoing are enacted or in effect prior to, on, or after the Commencement Date.

      As used herein, the term “Hazardous Material” shall mean petroleum or any pollutant, contaminant, hazardous or toxic substance, material or waste.

      12. PARKING. During the term of this Lease, Tenant shall have the exclusive use of all parking and storage on the property for all purposes.

      13. TENANT’S REPAIRS AND ALTERATIONS. Tenant will not in any manner deface or injure the Premises, and will pay the cost of repairing any damage or injury done to the Premises or any part thereof by the intentional act or negligence of Tenant or Tenant’s agents, employees or invitees. Tenant shall throughout the Lease Term keep the Premises in as good a condition as of the Commencement Date, ordinary wear and tear excepted, free from waste and nuisance of any kind excepting for the normal course of manufacturing practices. Tenant agrees to keep the Premises, including all fixtures installed by Tenant and any plate glass and special store fronts, in as good a condition as of the Commencement Date, ordinary wear and tear excepted, and make all necessary non-structural repairs except those caused by fire, casualty or acts of God those which are part of the Landlord’s obligations under this lease. If Tenant fails to make such required repairs within thirty (30) days upon proper written notice after the occurrence of the damage or injury, Landlord may at its option make such repair, and Tenant shall, upon written demand therefor, pay Landlord for the necessary cost thereof. Tenant will not make or allow to be made any alterations or physical addition in or to the Premises without the prior consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, it is understood that Tenant’s operations may necessitate the installation of equipment and fixtures, therefore Tenant and Landlord agree that the installation of any equipment or fixture that does not materially impact the structure of the building or the Premises will not require the consent of Landlord. All maintenance, repairs, alterations, additions or improvements shall be conduced by competent contractors and subcontractors, it being further understood that Tenant shall procure and maintain and shall cause such contractors and subcontractors engaged by or on behalf of Tenant to procure and maintain, insurance coverage against such risks, in such amounts as may be reasonably required by Landlord in connection with any such maintenance, repair, alteration, addition or improvement, as well as obtaining all permits, approvals and certificates required by any governmental or quasi-governmental bodies, all at Tenant’s sole expense. At the end or other termination of this Lease, Tenant shall deliver up the Premises; with all improvements located thereon (except as otherwise herein provided) in each instance, required to be maintained by Tenant, in as good repair and condition as of the Commencement Date, excepting ordinary, wear and tear and casualty damage. All alterations, additions or improvements permanent in character made in or upon the Premises, either by Landlord or Tenant, shall be Landlord’s property on termination of this Lease and shall remain on the Premises without compensation to Tenant except as may expressly defined in writing and supplemented to this lease in the future. All furniture, temporary improvements, improvable trade fixtures and equipment owned, leased, or installed by Tenant may be removed termination of this Lease if Tenant so elects, and shall be so removed if required by so removed, shall at the option of Landlord be removed by Landlord to a storage facility and stood at Tenant’s sole expense. Landlord shall give Tenant sixty (60) calendar days’ written notice of such removal and storage within which Tenant may reclaim the property so removed and stored by tendering to Landlord all costs and expenses incurred by Landlord in the removal and storage of the property along with any other monies due under the Lease. Failure by Tenant to timely reclaim the property by full tender of all monies due within thirty (30) calendar days of Tenant’s receipt of the written notice shall c onstitute a forfeiture of the stored property, which shall then become the property of Landlord, subject to the lien of Tenant’s lenders. All such maintenance, repairs, alterations, additions, improvements, removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the Premises.

      14. ASSIGNMENT AND SUBLETTING.

      (a) Tenant shall not assign, sublease, or transfer this Lease or any interest therein without the prior written approval of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding ongoing, the Lease may be assigned, sublet or transferred without Landlord’s consent: (i) to Tenant’s parent corporation or subsidiary of Tenant’s parent corporation or a subsidiary of Tenant; (ii) to the surviving of a merger or consolidation involving Tenant or Tenant’s parent corporation or affiliate of parent corporation; or (iii) to the holder of a Leasehold Mortgage or as otherwise provided in the Landlord’s Agreement of even date herewith; provided, however, that with respect to assignments permitted by clauses (i) and (ii) above, such assignee, subtenant or transferee shall have a net worth not less than the net worth of Tenant as of the Commencement Date, which net worth shall be demonstrated by financial information certified by such assignee, subtenant or transferee to Landlord.

      (b) If Tenant requests Landlord’s consent to an assignment of the Lease or subletting of all or put of the Premises to a third party non-subsidiary or non-parent entity and if Landlord should fail to notify Tenant in writing, of its decision within a thirty (30) day period after Landlord is notified in writing of the proposed assignment or sublease then Landlord shall be deemed to have consented to the assignment or subleasing, and to have elected to keep this Lease in full force and effect.

      (c) All cash or other proceeds in excess of Tenant’s Basic Rental obligations from any assignment or sale or sublease of Tenant’s interest in this Lease, to a third party non-affiliate of Tenant whether consented to by Landlord or not, shall be the property of the Tenant notwithstanding the fact that such proceeds exceed the rentals called for hereunder. This covenant and assignment shall run with the land and shall bind Tenant and Tenant’s heirs, executors, administrators, personal representatives, successors, and assigns. Any assignee, sublessee or purchaser of Tenant’s interest in this Lease (all such assignees, sublessees and purchasers being hereinafter referred to as “Successors”), by assuming Tenant’s obligations hereunder, shall assume liability to Landlord for all amounts paid to persons other than Landlord by such Successor in consideration for any such sale or assignment or subletting, in violation of the provisions hereof.

      15. INDEMNITY.

      (a) Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its directors, partners, invitees, mortgagees (if any), agents and employees from and against all liability, loss, demand, actions expenses or claims, including without limitation attorneys and paralegal fees and court costs, resulting from, arising out of or connected with (i) the use, occupancy or enjoyment of the Premises by the Tenant, for its agents, employees, invitees or contractors (“Tenant’s Agents”) or any work, activity, or other things allowed or suffered by Tenant or Tenant's Agents to be done in, on or about the Premises, in each case, during the Lease term; (ii) any breach or default in the performance of any obligation of Tenant under this Lease; and (iii) any act or failure to act, whether negligent or otherwise tortious, by Tenant or Tenant’s Agents in, on or about the Premises. The Tenant shall not be liable to the extent that the damage or injury is ultimately determined to be caused in whole or in part by the negligence or willful misconduct of Landlord or Landlords Agents. All property of Tenant kept or stored on the Premises shall be kept or stored at the risk of Tenant only, Tenant shall hold Landlord harmless from any and all claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers.

      (b) Landlord hereby agrees to indemnify, defend and hold harmless Tenant, its officers, directors, partner, invitees, mortgagees (if any), agents and employees from and against all liability, loss, demand. actions, expenses, or claims, including reasonable attorneys’ and paralegal’ fees and court costs, resulting from, arising out of or connected with (i) the use, occupancy or enjoyment of the Premises by the Landlord, or its agents, employees, invitees or contractors (“Landlord’s Agents”) or any work, activity, or other things allowed or suffered by Landlord or Landlord’s Agents to be done in, on or about the Premises or the buildings; (ii) any breach or default in the performance of any obligation of Landlord under this Lease; and (iii) any act or failure to act, whether negligent or otherwise tortious, by Landlord or Landlord’s Agents in, on or about the Premises. The Landlord shall not be liable to the extent that the damage or injury is ultimately determined to be caused in whole or in part by the negligence or willful misconduct of Tenant or Tenant’s Agents. All property of Landlord kept or stored on the Premises shall be kept or stored at the risk of Landlord only, and Landlord shall hold Tenant harmless from any and all claims arising out of damage to same, including subrogation claims by Landlord’s insurance carriers.

      16. LEASEHOLD MORTGAGE.

      Tenant shall have the right to encumber its interest in this Lease through a leasehold mortgage for the benefit of any of Tenant’s lenders (a “Leasehold Mortgage”). Landlord agrees that the execution, delivery and performance of such Leasehold Mortgage, and transfer of the leasehold estate pursuant to a foreclosure transaction, will not constitute a default under the Lease.

      17. INSPECTION.

      Upon reasonable prior notice to Tenant, Landlord or its officers, agents and representatives shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours (or, in any emergency, at any hour) to (a) inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so, except as expressly provided for herein), or (b) show the Promises to prospective purchasers or leaders; and Tenant shall not be entitled to any abatement or reduction of rent by reason hereof, nor shall such be deemed to be an actual or constructive eviction.

      18. CONDEMNATION.

      If the whole or substantially the whole of the Premises should be taken for any public or quasi-public use, by light of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease shall terminate as of date when physical possession of the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Premises is thus taken or sold, Tenant (whether or not the Premises are affected. thereby) may terminate this Lease by giving written notice thereof to Landlord, as in which event this Lease shall terminate as of the date when physical possession of such portion of the Premises is taken by the condemning authority. If the Lease is not so terminated upon any such taking or sale, the Basic Rental payable hereunder shall be diminished by an equitable amount, and Landlord shall, to deems feasible, restore the Premises to substantially their former condition. All amounts awarded upon taking of any part or all of the Premises shall belong to Landlord, except any amounts that are awarded for specific identified trade fixtures of Tenant’s shall be paid to Tenant upon receipt by Landlord. Tenant shall have the right to independently petition the appropriate judicial body in order to seek relief for damages which can be proved and is related to the condemnation.

      19. SUBORDINATION; NON-DISTURBANCE.

      Tenant agrees that its rights hereunder shall be subordinate to the lien of any mortgage or mortgages to any bank, insurance company or any other lender now or hereafter enforced against the Premises or any part thereof, and Op all advances made or hereafter to be made upon the security thereof, provided that, as a condition to subordinating its rights and interests under this Lease to any mortgage or trust deed, the holder of said mortgage or trust deed shall enter into a non-disturbance and attornment agreement with Tenant in form and substance reasonably acceptable to Tenant.

      20. FIRE OR OTHER CASUALTY.

      In the event that the Premises should be totally destroyed by fire, tornado or other casualty or in the event the Premise should be so damaged that rebuilding or repairs cannot be substantially completed within one hundred eighty (180) days after the date of such damage (Landlord will make reasonable effort to notify Tenant of expected repair time within 10 days after event of casualty), either party, may at its option, terminate this Lease, in which event the rent shall be abated during the unexpired portion of this Lease effective with the date of such damage. In the event the Premises should be damaged by fire, tornado or other casualty. covered by Tenant’s insurance, but only to such extent that rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of such damage, or if the damage should be more serious but either party elects to terminate this Lease, in either such event Landlord shall within thirty (30) days after the date of such damage commence to rebuild or repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition in which it was immediately prior to the happening of the casualty, except that (i) Landlord shall not be required to rebuild, repair or replace any part at the furniture, equipment, fixtures and other improvements which may have been placed by Tenant within the Premises to the extent that such furniture, equipment, fixtures and other improvements were not covered by insurance proceeds; and (ii) Landlord shall not be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty. During any reconstruction period Landlord shall allow for a fair abatement of rent with the term of the lease extended for that period of time in which the Tenant was unable to conduct business. However, should the casualty be caused by Tenant’s gross negligence, Landlord shall reserve the right to maintain the Lease in full force, without record to the time necessary to complete the repairs and no abatement of rent will be allowed, except that Landlord shall make or cause all such necessary repairs to be started and completed reasonably and in a timely manner regardless of cause. Except as otherwise provided herein, any insurance which may be carried by Landlord or Tenant against loss or damage to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control except as provided herein.

      21. HOLDING OVER.

      Should Tenant, or any of its successors in interest, hold over the Premises, or any part thereof after the expiration of the Lease Tenant, unless otherwise agreed in writing by Landlord, such holding over shall constitute and be-construed as a tenancy at will only, at a daily rental equal to the daily rent payable for the last month of the Lease Term.

      22. EVENTS OF DEFAULT.

      The following events shall be deemed to be events of default by Tenant under this Lease:

      (a) Tenant shall fail to pay when due any rental or other sums payable by Tenant hereunder after any applicable notice or grace period;

      (b) Tenant shall fail to comply with or observe any other material provision of this Lease provided that Tenant shall have thirty (30) days from written notice to cure such default. For purposes of this provision, “material” shall mean any other covenant or obligation contained herein related to the occupancy of, care for or payment for the Premises.

      (c) Tenant shall make an assignment for the benefit of creditors.

      (d) Any petition shall be filed by or against Tenant under any section or chapter of the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof or Tenant or any guarantor of Tenant’s obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed thereunder and rent is not fully paid when due.

      (e) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant’s obligations hereunder and rent is not fully paid when due.

      23. REMEDIES.

      Upon the occurrence of any event of default specified in this Lease and the expiration of the provided cure provided cure period set forth, Landlord shall have the option to pursue the following remedy with notice and demand as noted hereinabove and below:

      (a) Terminate this Lease in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, only by exercise of lawful means if necessary, without being liable for prosecution or any claim for damages therefor, so long as such damages are not caused solely by Landlord’s negligence.

      (b) The re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, providing that Landlord gives written notice of such intention to Tenant and Tenant’s period for curing any default has expired. Pursuit of the foregoing remedy shall not preclude the pursuit of any of the other remedies provided by law.

      24. SURRENDER OF PREMISES.

      No act or thing done by Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Premises, except as noted under the provisions of Section 23, Remedies.

      25. ATTORNEYS’ FEES.

      In case it should be necessary or proper for either Landlord or Tenant to bring any action under this Lease or to consult or place this Lease, or any amount payable by Tenant or performance due by Landlord hereunder, with an attorney concerning or for the enforcement of any of Landlord’s or Tenant’s rights hereunder, then Landlord and Tenant agree in each and any such case the non-prevailing party shall pay the prevailing party a reasonable attorney’s fee.

      26. TENANT’S PROPERTY; LANDLORD LIEN WAIVER.

      (a) All trade fixtures, equipment and other property owned by Tenant shall remain the property of Tenant without regard to the means by which, or the person by whom the same are installed in or attached to the Premises, and Landlord agrees that Tenant shall have the right at any time, and from time to time, to remove any and all of its trade fixtures, equipment and other property provided that Tenant restores any damage to the Premises (caused by such removal) to its condition as of the Commencement Date, normal wear and tear and casualty loss excepted.

      (b) Landlord waives any statutory liens, and any rights of distress, with respect to Tenant’s property. This Lease does not grant a contractual lien or any other express or implied security interest to Landlord with respect to Tenant’s property

      27. MECHANICS’ LIENS.

      Tenant will not permit any mechanic’s lien or liens to be placed upon the Premises or improvements thereon during this Lease Term caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien Tenant will promptly pay same (other than such liens which are being contested by appropriate proceedings).

      28. NO SUBROGATION.

      Each party hereto hereby waives any cause of action it might have against the other party on account of any loss or damage that is insured against under any insurance policy (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements or business and which names Landlord or Tenant, as the case may be, as a party insured; provided, however, that this waiver shall be ineffective against any insurer of Landlord or Tenant to the extent that such waiver (i) is prohibited by the laws or insurance regulations of the Commonwealth of Pennsylvania or (ii) would invalidate any insurance coverage of Landlord or Tenant.

      29. BROKERAGE.

      Landlord and Tenant warrant that they have had no dealings with any undisclosed broker or agent in connection with the negotiation or execution of this Lease and both parties agrees to indemnify each other against costs, expenses, attorneys’ fees or other liability for commissions or other compensation or charges claimed by any undisclosed broker or agent claiming the same by, through or under the respective party. Tenant and Landlord expressly represent and warrant that it has not had brokerage representation regarding this lease.

      30. ESTOPPEL CERTIFICATES.

      Tenant agrees to furnish from time to time when requested by Landlord a certificate signed by Tenant confirming and containing such factual (if true) certifications and representations pertaining to the Lease reasonably satisfactory to Landlord and Tenant, and Tenant shall, within fifteen (15) days (excluding government holidays) following receipt of said proposed certificate from Landlord, return a fully-executed copy of said certificate to Landlord. In the event Tenant shall fail to return a fully-executed copy of such certificate to Landlord within the foregoing fifteen-day period, then Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations, if true contained in such certificate. Landlord may at its option certify such certificate, if true, providing Tenant has failed to sign and produce the certificate within the given time frame.

      31. NOTICES.

      (a) Method of Delivery. All notices, requests, demands and other communications (each, a “Notice”) required to be provided to the other party pursuant to this Lease shall be in writing and shall be delivered (i) in person, (ii) by certified U.S. mail, with postage prepaid and return receipt requested, (iii) by overnight courier service, or (iv) by facsimile transmittal, with a verification copy sent on the same day by any of the methods set forth in clauses (i), (ii) and (iii), to the other party to this Lease at the following address or facsimile number (or to such other address or facsimile number as Landlord or Tenant may designate from time to time pursuant to Section 31(c):

If to Landlord:

Gerald C. Harvey, Esq. Vice President, Secretary and General Counsel TransTechnology Corporation 150 Allen Road Liberty Corner, NJ 07938 Facsimile No.: (908) 903-0209

With a copy to:

Steven H. Sneiderman, Esq. Hahn Looser & Parks LLP 3300 BP Tower 200 Public Square Cleveland, Ohio 44114-2301 Facsimile No.: (216) 241-2824

If to Tenant:

Breeze Industrial Products Corporation c/o Industrial Growth Partners 100 Spear Street, Suite 310 San Francisco, CA 94105 Facsimile No.: (415) 882-4551

With a copy to:

Terrance Bessey, Esq. Kirkland & Ellis 655 Fifteenth Street, N.W., Suite 1200 Washington, D.C. 20005 Facsimile No.: (202) 879-5200

      (b) Receipt of Notices. All Notices sent by Landlord or Tenant (or their respective counsel pursuant to Section 31(d) under this Lease shall be deemed to have been received by the party to whom such Notice is sent upon (i) delivery to the address or facsimile number of the recipient party, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address or facsimile number, and such recipient Party failed to provide the sending Party with its current address or facsimile number pursuant to Section 31(c).

      (c) Change of Address. Landlord and Tenant and their respective counsel shall have the right to change their respective address and/or facsimile number for the purposes of this Section 31 by providing a Notice of such change in address and/or facsimile as required under this Section 31.

      (d) Delivery by Party’s Counsel. Landlord and Tenant agree that the attorney for such party shall have the authority to deliver Notices on such party’s behalf to the other party hereto.

      32. FORCE MAJEURE.

      Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant (save and except those time periods prescribed herein for the payment of Rent by Tenant including provisions set forth in cancellation option), neither Landlord nor Tenant shall be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions.

      33. SEPARABILITY.

      If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

      34. AMENDMENTS; WAIVER, BINDING EFFECT.

      The provisions of this Lease may not be waived, altered, changed or amended, except by instrument in writing signed by both parties hereto. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest, legal representatives and permitted assigns, except as otherwise herein expressly provided.

      35. QUIET ENJOYMENT.

      Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of rent, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord or any successor to Landlord or any person claiming by, through or under Landlord, subject to the terms and conditions of this Lease.

      36. INTERPRETATION.

      Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.

      37. LANDLORD’S DEFAULT.

      If Landlord defaults in the performance or observance of any provision of this Lease, Tenant shall notify Landlord in, writing specifying in what manner Landlord has defaulted. Tenant may terminate this Lease if such default shall not be cured by Landlord within the period of time provided for elsewhere in this Lease, if any, or otherwise within thirty (30) consecutive calendar days following the receipt of such notice (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for the time necessary to cure the default provided that Landlord commences to cure such default within the thirty (30) day period and proceeds diligently thereafter to effect such cure).

      38. OPTION TO PURCHASE.

      So long as Tenant is not then in default hereunder beyond any applicable cure period, Tenant shall have the right, exercisable by delivery of at least six (6) months prior written notice to Landlord, to purchase the Premises as of the end of the Initial Term for a purchase price of $1,500,000.

      39. TENANT’S OPTION TO TERMINATE.

      (a) Tenant shall have, and is hereby granted, the option to terminate this Lease effective as of any date after January 1, 2005 until the end of the Initial Term. Exercise of such option to terminate under this Paragraph 39(a), to be effective, must be by written notice setting forth the effective date of such termination and delivered to Landlord at least one (1) year prior to the effective date of such termination. Upon the effective date of such termination, Landlord and Tenant shall have no further rights or obligations under this Lease, except those which expressly survive such termination; provided, however that if, prior to Tenant’s exercise of its termination option pursuant to this Section 39(a), (i) Landlord has performed the remediation of all existing environmental conditions on the Premises as of the date of this Lease Agreement in all material respects in accordance with all applicable Environmental Requirements, including, without limitation, the Pennsylvania Land Recycling & Environmental Remediation Standards Act of 1995 (“Act 2”), (ii) the remediation has been implemented and completed by Landlord in accordance with the program approved by the Pennsylvania Department of Environmental Protection under Act 2 and (iii) Landlord has obtained, on behalf of itself and Tenant, the protections afforded under Section 501 of Act 2, then Tenant shall pay to Landlord as liquidated damages with respect to such termination an amount equal to fifty percent (50%) of the Basic Rental that would have otherwise been payable by Tenant during the period beginning on the effective date of such termination through the end of the Initial Tenn.

      (b) Tenant shall have, and is hereby granted, the option to immediately terminate this Lease at any time during the Lease Term (including any Renewal Term), upon the occurrence of either of the following conditions:

(i) Landlord files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or is dissolved, or makes an assignment for the benefit of creditors; or

(ii) Involuntary proceedings under any bankruptcy laws or insolvency act or for the dissolution of Landlord are instituted against Landlord, or a receiver or trustee is appointed for all or substantially all of Landlord’s property, and the proceeding is not dismissed or the receivership or trusteeship is not vacated within sixty (60) days after institution or appointment.

Exercise of such option to terminate under this Section 39(b), to be effective, must be by written notice setting forth the effective date of such termination and delivered to Landlord. Upon the effective date of such termination, Landlord and Tenant shall have no further rights or obligations under this Lease, except those which expressly survive such termination.

      40. EXHIBITS AND ATTACHMENTS.

      All exhibits, attachments, riders and addenda referred to in the lease are incorporated into this Lease and made a part hereof for all intents and purposes.

      41. GOVERNING LAW.

      This Lease and all of its terms, covenants and provisions shall be governed by and construed under the laws of the Commonwealth of Pennsylvania.

[Remainder of page intentionally left blank; signatures on following page]

      IN WITNESS WHEREOF, Seller and Purchaser each have caused this Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives as of the date first above written.

LANDLORD:		TENANT:

By:	/s/ Joseph F. Spanier	By:	/s/ Eric D. Heglie

Its:	Chief Financial Officer, Vice President and Treasurer	Its:	Secretary

EXHIBIT A

BASIC RENTAL SCHEDULE

      a) During the Initial Term, the Basic Rental shall be Two Hundred Forty Thousand and Eighty-Four Dollars and Twenty-Five Cents ($240,084.25) payable in equal monthly installments of Twenty Thousand and Seven Dollars and Two Cents ($20,007.02).

      b) During each Renewal Term, the Basic Rental shall be the amount equal to the product of (i) the Basic Rental under the preceding clause (a), multiplied by (ii) a fraction, the numerator of which shall be the CPI for the roost recent month for which the CPI is available prior to the commencement of the applicable Renewal Term, and the denominator of which shall be the Base CPI; provided, however, that such fraction shall not be less than one (1) nor more than one and one-eighth (1.125).

For the purposes of this Lease, the following terms shall have the following meanings: (i) the “CPI” shall mean the “The Consumer Price Index (All Urban Consumers) (All Items) (base year 1982-1984 = 100) for the Pittsburgh, PA Area published by the Bureau of Labor Statistics, U.S. Department of Labor”, or any comparable successor index appropriately adjusted, and (ii) the “Base CPI shall mean the CPI for the month in which the Commencement Date occurs.

EXHIBIT B

THE PREMISES

      [Attach survey]

EXHIBIT C

EXCEPTIONS FROM LANDLORD’S REPRESENTATIONS AND WARRANTIES

      1. The Premises are subject to the terms and conditions of two loan agreements (described further below) between the Indiana County Development Corporation and The Pennsylvania Industrial Development Authority (“PIDA”):

a.	Loan Agreement dated March 29, 2000 for loan up to $744,605 (PIDA # 8315)

b.	Loan Agreement dated November 1089 for loan up to $644,413

As of 4/30/2001, the total outstanding PIDA loan amount for both loan agreements is $884,915.

2. Open-end Mortgage, Assignment of Leases and Security Agreement, dated as of June 20, 1995 between the Landlord and Fleet National Bank (formerly known as The First National Bank of Boston and as BankBoston, N.A.), as amended as of July 24, 1998, as further amended as of November 27, 1998, and as further amended as of August 31, 1999.

3. See attached listing of environmental reports and documentation, copies of which have previously been provided to the Tenant.